UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material pursuant to § 240.14a-12

ALLEGHENY ENERGY, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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EXPLANATORY NOTE

The following are excerpted portions of the transcript of Allegheny Energy, Inc.’s second quarter earnings conference call held on Wednesday, August 4, 2010 at 1:00 p.m. EST. The excerpted portions attached relate to the proposed merger of Allegheny Energy, Inc. and FirstEnergy Corp. and are not the complete transcript.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

In addition to historical information, this document may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as anticipate, expect, project, intend, plan, believe, and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. Forward-looking statements relating to the proposed merger include, but are not limited to: statements about the benefits of the proposed merger involving FirstEnergy and Allegheny Energy, including future financial and operating results; FirstEnergy’s and Allegheny Energy’s plans, objectives, expectations and intentions; the expected timing of completion of the transaction; and other statements relating to the merger that are not historical facts. Forward-looking statements involve estimates, expectations and projections and, as a result, are subject to risks and uncertainties. There can be no assurance that actual results will not materially differ from expectations. Important factors could cause actual results to differ materially from those indicated by such forward-looking statements. With respect to the proposed merger, these factors include, but are not limited to: risks and uncertainties relating to the ability to obtain the requisite FirstEnergy and Allegheny Energy shareholder approvals; the risk that FirstEnergy or Allegheny Energy may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could reduce the anticipated benefits from the merger or cause the parties to abandon the merger; the risk that a condition to closing of the merger may not be satisfied; the length of time necessary to consummate the proposed merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on merger-related issues; the effect of future regulatory or legislative actions on the companies; and the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect. These risks, as well as other risks associated with the merger, are more fully discussed in the joint proxy statement/prospectus that is included in the Registration Statement on Form S-4 (Registration No. 333-165640) that was filed by FirstEnergy with the SEC in connection with the merger. Additional risks and uncertainties are identified and discussed in FirstEnergy’s and Allegheny Energy’s reports filed with the SEC and available at the SEC’s website at www.sec.gov. Forward-looking statements included in this document speak only as of the date of this document. Neither FirstEnergy nor Allegheny Energy undertakes any obligation to update its forward-looking statements to reflect events or circumstances after the date of this document.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger, FirstEnergy filed a Registration Statement on Form S-4 (Registration No. 333-165640) with the SEC that includes a joint proxy statement of FirstEnergy and Allegheny Energy and that also constitutes a prospectus of FirstEnergy. FirstEnergy and Allegheny Energy sent the definitive joint proxy statement/prospectus to their respective shareholders, on or about July 23, 2010. FirstEnergy and Allegheny Energy urge shareholders to read the joint proxy statement/prospectus regarding the proposed merger, as well as other documents filed with the SEC, because they contain important information. You may obtain copies of all documents filed with the SEC regarding this proposed transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from FirstEnergy’s website (www.firstenergycorp.com) under the tab “Investors” and then under the heading “Financial Information” and then under the item “SEC Filings.” You may also obtain these documents, free of charge, from Allegheny Energy’s website (www.alleghenyenergy.com) under the tab “Investors” and then under the heading “SEC Filings.”

ALLEGHENY ENERGY, INC.
“Second Quarter 2010 Financial Results Conference Call”

August 4, 2010, 1:00 PM EST
Paul Evanson
Kirk Oliver
Max Kuniansky

OPERATOR:	Good afternoon, and welcome to the Allegheny Energy second quarter 2010 financial results conference call. All participants will be in a listen-only mode. Should you need assistance, please signal a conference specialist by pressing the star key followed by zero. After today’s presentation, there will be an opportunity to ask questions. Please note this event is being recorded.

I would now like to turn the conference over to Mr. Max Kuniansky, Executive Director, Investor Relations and Corporate Communications. Sir, please go ahead.

MAX KUNIANSKY:	Good afternoon, everyone, and thanks for joining us. If you have to leave the call before it’s over, you can listen to the taped replay. You can listen to the replay by telephone, on our website or by podcast, and we’ll make it available through August 11.

Some of our statements will be forward-looking. These statements involve risks and uncertainties and are based on currently available information. Actual results may differ significantly from the results and the outlook we discuss today. Please refer to our earnings news release and our SEC filings regarding factors that may cause actual results to differ from the forward-looking statements made on this call.

Our presentation includes some non-GAAP financial measures. On our website, you’ll find the reconciliations required under the SEC’s Regulation G. After our prepared remarks, we will take your questions, and we do ask that you try to limit your questions to two each, so we have time to get to as many of you as possible.

And now let me introduce Paul Evanson, Chairman, President, and Chief Executive Officer of Allegheny Energy.

PAUL EVANSON:	Okay, thanks, Max, and good afternoon, everyone, and thanks for joining us. Today we reported adjusted earnings of 57 cents per share for the second quarter, up substantially from 41 cents a year ago. These results exclude costs related to our proposed merger with FirstEnergy, unrealized losses on hedges, and a $45 million gain on the sale of our Virginia territory.

* * *

Now, looking at key areas of focus for the year, we’ve made good progress on our top priority, completing the merger with FirstEnergy. On July 16, the Securities and Exchange Commission declared our registration statement effective, and we mailed our proxy material. A special meeting to approve the merger is set for September 14. FirstEnergy will also hold its shareholder meeting that same day.

In addition, we’ve filed all required applications for regulatory approval, both federal and state. Procedural schedules are now in place in all jurisdictions. As you would expect with a merger of this size and scope, a number of parties have intervened in the proceedings. Based on the schedules, we think it’s reasonable to expect decisions in Virginia as early as September, from the Federal Energy Regulatory Commission in the fourth quarter, and in Pennsylvania, Maryland, and West Virginia in the first quarter of next year.

* * *

So to summarize, while we continue to face a tough economy, we’re making solid progress on meeting our goals and objectives for the year. While working hard to complete our merger with FirstEnergy, we remain focused on our core business, especially controlling costs and looking for value-added opportunities.

Now, let me turn the call over to Kirk.

KIRK OLIVER:	Thank you, Paul, and good afternoon, everyone. As Paul has already discussed, adjusted earnings for the second quarter were 57 cents per share as compared to 41 cents per share for the second quarter of last year. Adjusted earnings for the quarter exclude net unrealized losses associated with hedging activities, expenses associated with the proposed merger with FirstEnergy, and the $45 million gain from the sale of the Virginia distribution business.

* * *

With that, I’ll turn the call over to the operator for questions.

OPERATOR:	Thank you. At this time, if you would like to ask a question, please press star, then 1 on your touchtone phone. To remove yourself from the question queue, please press star, then 2. Again, to remove yourself from the question queue, please press star, then 2. To ask your question, please press star, then 1 at this time. We’ll now pause to allow participants to enter the question queue.

* * *

OPERATOR:	Our next question comes from Ali Agha from Sun Trust Robinson Humphrey. Please go ahead.

ALI AGHA:	Thank you. Good afternoon.

PAUL EVANSON:	Hi.

ALI AGHA:	Paul, as you mentioned, now that all the filings are in and you’re starting to see intervener testimonies coming in, anything so far in there in that process that has surprised you going into this?

PAUL EVANSON:	No, there’s nothing kind of out of the blue so far that we’ve seen. Everything — I mean, the interveners are probably what you consider the usual suspects, you know, the commission staffs, the public councils, the industrials, the unions. You know, there are a few special ones in there, but I don’t think — to date, it’s been doing pretty well, so there are no, you know, special items that are up. We still have concern, of course, in Pennsylvania. We had a public hearing yesterday, the first and only one here in Greensburg, but jobs is a concern, so apart from that, which you kind of — you would expect in this type merger, there hasn’t been anything quite out of the ordinary yet.

* * *

OPERATOR:	Ladies and gentlemen, this concludes the question-and-answer session for today’s conference. I’ll now hand the call back over to Mr. Evanson for any closing remarks.

PAUL EVANSON:	Okay. Well, thank you all very much for joining us. We appreciate your support, and we look forward to chatting with you more in the future as the company progresses and the merger progresses. Thank you.

OPERATOR:	Thank you. The conference is now concluded. We appreciate you attending today’s presentation. You may now disconnect.